Exhibit 99

Press Release

April 24, 2014

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. INCREASES QUARTERLY DIVIDEND 2ND TIME IN PAST 12 MONTHS; EARNINGS PER SHARE UP 17 PERCENT

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that its Board of Directors increased the quarterly dividend to $0.12 per share. It had been $0.11 per share for the past three quarters. The dividend is payable on May 27, 2014, to shareholders of record on May 7, 2014.

“We are pleased to increase the dividend to our shareholders for the second time in the past 12 months. Our board and management believe the earnings of the Company are at a level that is consistent and sustainable and at a level that will support growth as well as allow for this higher dividend,” stated David Nelson, President and Chief Executive Officer of West Bancorporation, Inc.

For the first quarter of 2014, net income was $4.40 million, or $0.27 per diluted common share. This compares to net income for the first quarter of 2013 of $3.95 million, or $0.23 per diluted common share.

“During the first quarter of 2014, the loan portfolio grew by $27 million. Our loans are $82 million higher than a year ago,” commented Nelson. “Part of that growth came from our office in Rochester, Minnesota, which opened one year ago. That office became profitable early in the first quarter of this year, just nine months after opening. This is a testament to the people we hired and the potential in that market.”

“A financial metric that analysts and investors look at is revenue growth. The most significant revenue item for our Company is interest income. For the first quarter of 2014, our interest income was 6.2 percent higher than the first quarter of last year,” added Mr. Nelson.

The Company filed its quarterly report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our results. The Form 10-Q document is available free of charge on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its first quarter 2014 results during a conference call scheduled for tomorrow afternoon, Friday, April 25, 2014, at 2:00 p.m. Central Time. The telephone number for the conference call is 888-317-6016. A recording of the call will be available until May 8, 2014, at 877-344-7529, pass code: 10038837.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, one full-service office in Coralville and an office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2014	March 31, 2013
Assets
Cash and due from banks	$58,565	$34,634
Short-term investments	27,581	22,534
Investment securities	352,410	397,451
Loans held for sale	821	1,724
Loans	1,019,367	937,031
Allowance for loan losses	(13,283)	(15,632)
Loans, net	1,006,084	921,399
Bank-owned life insurance	26,530	25,890
Other real estate owned	5,020	8,232
Other assets	28,875	24,858
Total assets	$1,505,886	$1,436,722

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$348,339	$316,898
Interest-bearing:
Demand	272,946	158,055
Savings	455,321	454,735
Time of $100,000 or more	96,188	108,714
Other time	63,226	75,053
Total deposits	1,236,020	1,113,455
Short-term borrowings	5,395	64,258
Long-term borrowings	131,501	114,884
Other liabilities	5,398	7,633
Stockholders' equity	127,572	136,492
Total liabilities and stockholders' equity	$1,505,886	$1,436,722

Financial Information (continued) (unaudited)
(in thousands)
	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2014	2013
Interest income
Loans, including fees	$11,330	$10,908
Investment securities	2,006	1,601
Other	10	63
Total interest income	13,346	12,572
Interest expense
Deposits	622	879
Short-term borrowings	13	27
Long-term borrowings	903	842
Total interest expense	1,538	1,748
Net interest income	11,808	10,824
Provision for loan losses	—	150
Net interest income after provision for loan losses	11,808	10,674
Noninterest income
Service charges on deposit accounts	679	708
Debit card usage fees	410	393
Trust services	318	239
Gains and fees on sales of residential mortgages	226	511
Increase in cash value of bank-owned life insurance	154	160
Realized investment securities gains, net	506	—
Other income	260	210
Total noninterest income	2,553	2,221
Noninterest expense
Salaries and employee benefits	4,111	3,969
Occupancy	1,011	933
Data processing	522	483
FDIC insurance expense	181	189
Other real estate owned expense	286	16
Other expenses	1,891	1,656
Total noninterest expense	8,002	7,246
Income before income taxes	6,359	5,649
Income taxes	1,959	1,701
Net income	$4,400	$3,948

Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2014
1st Quarter	$0.28	$0.27	$0.11	$15.98	$13.64

2013
4th Quarter	$0.27	$0.27	$0.11	$16.64	$13.34
3rd Quarter	0.27	0.27	0.11	14.50	11.74
2nd Quarter	0.25	0.25	0.10	12.27	10.10
1st Quarter	0.23	0.23	0.10	11.72	10.46
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three months ended March 31,
SELECTED FINANCIAL MEASURES	2014	2013
Return on average equity	14.17%	11.84%
Return on average assets	1.23%	1.12%
Net interest margin	3.64%	3.36%
Efficiency ratio	53.76%	53.87%

	As of March 31,
	2014	2013
Texas ratio	6.99%	11.03%
Allowance for loan losses ratio	1.30%	1.67%
Tangible common equity ratio	8.47%	9.50%
Definitions of ratios:

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Return on average assets - annualized net income divided by average assets.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•	Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.